UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2013

Tesoro Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828
(Address of principal executive offices)	(Zip Code)

(210) 626-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Senior Notes and Indenture

On August 1, 2013, Tesoro Logistics LP (the “Partnership”), a consolidated subsidiary of Tesoro Corporation (the “Company”) and whose general partner, Tesoro Logistics GP, LLC, is a wholly-owned subsidiary of the Company, and its wholly-owned subsidiary Tesoro Logistics Finance Corp. (together with the Partnership, the “Issuers”) closed their previously announced offering (the “Offering”) of $550.0 million aggregate principal amount of the Issuers’ 6.125% Senior Notes due 2021 (the “Senior Notes”) pursuant to a private placement transaction conducted under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). The Partnership used the proceeds from the Offering (i) to repay the amounts outstanding under its revolving credit facility, which amounts were used to fund a portion of the Partnership’s acquisition of six marketing and storage terminals located in Southern California and certain assets and properties related thereto from Tesoro Refining & Marketing Company LLC, a subsidiary of the Company; and (ii) to pay a portion of the fees and expenses related to the Offering, including initial purchasers’ discounts and commissions and professional fees.

The Senior Notes were issued under and are governed by an indenture, dated as of August 1, 2013 (the “Indenture”), by and among the Issuers, U.S. Bank National Association, as trustee (“Trustee”), and all of the Partnership’s existing subsidiaries (the “Guarantors”). Interest on the Senior Notes accrues from August 1, 2013 at a rate of 6.125% per year. Interest on the Senior Notes is payable semi-annually on April 15 and October 15 of each year, commencing on April 15, 2014, and the Senior Notes mature on October 15, 2021. The Indenture contains customary terms, events of default and covenants for an issuer of non-investment grade debt securities. These covenants include limitations on, among other things, making investments, incurring additional indebtedness or issuing preferred units, paying dividends or making distributions on units or redeeming or repurchasing subordinated debt, creating liens, incurring dividend or other payment restrictions affecting subsidiaries, selling assets, merging or consolidating with other entities and entering into transactions with affiliates. On or after October 15, 2016, the Issuers may on any one or more occasions redeem some or all of the Senior Notes at a purchase price equal to 104.594% of the principal amount of the Senior Notes, plus accrued and unpaid interest to the redemption date, if any, such optional redemption prices decreasing to 103.063% on or after October 15, 2017, 101.531% on or after October 15, 2018 and 100.000% on or after October 15, 2019. Prior to October 15, 2016, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Senior Notes with the net proceeds of certain equity offerings at 106.125% of the aggregate principal amount thereof, plus accrued and unpaid interest to the redemption date, if any. Prior to October 15, 2016, the Issuers may redeem some or all of the Senior Notes at a make-whole price plus accrued and unpaid interest to the redemption date, if any. If a change of control triggering event occurs, the holders of the Senior Notes may require the Issuers to purchase for cash all or a portion of their Senior Notes at a purchase price equal to 101% of the principal amount of the Senior Notes, plus accrued and unpaid interest to the redemption date, if any.

The Senior Notes are senior unsecured obligations of the Issuers and will rank equally in right of payment with all of the Issuers’ existing and future senior debt and senior to any future indebtedness of the Issuers that expressly provides for subordination to the Senior Notes. The Senior Notes are guaranteed on a senior unsecured basis by the Guarantors. The guarantees will rank equally in right of payment with all of the existing and future senior debt of the Guarantors and senior to any future indebtedness of the Guarantors that expressly provides for subordination to the guarantees. The Senior Notes and guarantees are effectively subordinated to any secured debt, to the extent of the assets securing such debt, including indebtedness under the Partnership’s revolving credit agreement.

The foregoing summaries of the Indenture and the Senior Notes do not purport to be complete and are qualified in their entirety by reference to the Indenture, which includes the form of the certificate for the Senior Notes, a copy of which is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference.

Registration Rights Agreement

In connection with the Offering, the Issuers and the Guarantors entered into a Registration Rights Agreement, dated as of August 1, 2013, with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Issuers and the Guarantors have agreed to file with the Securities and Exchange Commission and use commercially reasonable efforts to cause to become effective a registration statement with respect to an offer to exchange the Senior Notes for substantially identical notes (other than with respect to restrictions on transfer or to any increase in annual interest rate) that are registered under the Securities Act so as to permit the exchange offer to be consummated by the 365th day after August 1, 2013. Under specified circumstances, the Issuers and Guarantors have also agreed to use commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Notes. The Issuers will be obligated to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 to this Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description above under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of August 1, 2013, among Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated as of August 1, 2013, among Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2013

TESORO CORPORATION

By:	/s/ G. SCOTT SPENDLOVE
G. Scott Spendlove
Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description of the Exhibit

4.1	Indenture, dated as of August 1, 2013, among Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated as of August 1, 2013, among Tesoro Logistics LP, Tesoro Logistics Finance Corp., the guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers.